EX-10.4

EMPLOYMENT AGREEMENT

Employment Agreement (“Agreement”) dated as of March 5, 2021, between Pactiv LLC (the “Company”) and Michael King (“Employee”). The Company is an indirect subsidiary of Pactiv Evergreen Inc. (“PEI”). PEI and its direct and indirect subsidiaries are referred to in this Agreement at times as the “PEI Group”. The PEI Group are intended third party beneficiaries of the Company under this Agreement with the rights, but not the obligations, of Company as employer. The Board of Directors of PEI (the “Board”) may elect to exercise certain rights on behalf of the Company or any other member of the PEI Group as provided in this Agreement.

PRELIMINARY STATEMENT

A.Employee will commence employment with the Company on March 5, 2021 (the “Commencement Date”).

B.The Company and Employee desire to enter into this Agreement to set forth their agreements regarding certain terms and conditions of Employee’s employment.

NOW, THEREFORE, the Company and Employee agree as follows:

AGREEMENT

1.Term.  The term of Employee’s employment pursuant to this Agreement shall commence on the Commencement Date and shall continue until terminated in accordance with the terms hereof (the “Term”).

2.Position, Duties and Location.  Employee shall serve in the position(s) set forth on Schedule A attached hereto.  Employee shall devote substantially all of Employee’s working time and efforts to the business and affairs of the Company and the other members of the PEI Group and shall not engage in any other business activity, other than those set forth on Schedule A, without prior written approval from the Board. Employee shall perform the services required by this Agreement at the location(s) indicated on Schedule A except for customary business travel to other locations as may be necessary to fulfill Employee’s duties and responsibilities hereunder.

3.Compensation and Related Matters.  During the Term:

(a)Base Salary. As and from the Commencement Date, Employee’s annual base salary (the “Base Salary”) shall be as set forth on Schedule A.  The Base Salary will not be reduced without the Employee’s consent. The Base Salary shall be payable in periodic installments in accordance with the usual practice of the Company for its executive officers.  The Board (or its Committee if applicable) will review Employee’s Base Salary annually having regard to the performance of the Employee, the performance of the Company, compensation practices and market data, among other considerations.

(b)Annual Incentive Plan Bonus.  As and from the Commencement Date, Employee shall be eligible to receive an annual incentive plan bonus (the “Annual Bonus”) as set forth on Schedule A.  The amount of the Annual Bonus for any fiscal year shall be determined by the Board at its sole discretion based on criteria established by the Board including the achievement of budgetary and other Company or Employee specific performance objectives set by the Board for such fiscal year. The Annual Bonus earned by Employee in respect of any year shall be paid to Employee at the time that the Board authorizes payment of annual bonuses to executive officers of the Company generally (usually by March 15 of the following year).

(c)Long Term Incentive Plan Award.  As and from the Commencement Date, Employee shall be eligible to receive a long-term incentive plan bonus (the “LTIP Award”) as set forth on Schedule A.  The LTIP Award for any fiscal year shall be determined by the Board at its sole discretion based on criteria

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

EX-10.4

established by the Board including (if applicable) the achievement of budgetary and other Company or Employee-specific performance objectives set by the Board for such fiscal year. The LTIP Award, if any, earned by Employee in respect of any year shall be paid to Employee as and when approved by the Board.

(d)Sign-On Bonus.  The Company will issue restricted stock units to Employee as a one-time sign-on bonus as set forth on Schedule A.

(e)Other Compensation Programs.  Employee shall be eligible to participate in such other compensation programs as set forth on Schedule A.

(f)Expenses.  Employee shall be entitled to receive reimbursement for all reasonable expenses incurred by Employee in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its senior officers.

(g)Employee Benefit Programs.  Employee shall be entitled to participate in the Company’s employee health and welfare plans, policies, programs and arrangements as they may be amended from time to time, to the extent Employee meets the eligibility requirements for any such plan, policy, program or arrangement.

(h)Vacation.  Employee shall be entitled to paid vacation, as well as holidays and other paid absences, in accordance with the Company’s policies and procedures for similarly situated employees of the Company, to the extent Employee meets the eligibility requirements for any such policy and procedures.

4.Termination.  Employee’s employment hereunder may be terminated as set forth in this Section 4.  Upon any termination of Employee’s employment, the Term shall automatically end.

(a)Death.  Employee’s employment hereunder shall automatically terminate upon Employee’s death.

(b)Discharge by the Company for Cause.  The Company or Board may terminate Employee’s employment hereunder for Cause at any time.  For purposes of this Agreement, “Cause” shall mean in the good faith determination of the Company or the Board that Employee has engaged in conduct consisting of (i) fraud, conviction of a crime or other willful or intentional misconduct related to Employee’s duties as an employee of the Company or as a director, officer, employee or other representative of any member of the PEI Group, or (ii) willful and continual failure (unless due to incapacity resulting from physical or mental illness) to perform the duties of Employee’s employment after written demand for substantial performance is delivered to Employee by the Board or the Company specifically identifying the manner in which Employee has not substantially performed such duties. In the case of subparagraph (ii), Employee shall have thirty (30) days from the date of receipt of such written demand to correct or remediate any issues set forth in the demand letter.

(c)Termination Without Cause   The Company or Board may terminate Employee’s employment hereunder at any time without Cause upon thirty (30) days’ written notice to Employee.  Any termination by the Company or Board of Employee’s employment under this Agreement other than pursuant to Section 4(a) or Section 4(b) shall be deemed a termination without Cause; provided, however, that in no event shall a termination of Employee’s employment be considered to be a termination by the Company or Board without Cause if Employee has accepted employment with any entity that is an affiliate of the Company or any other member of the PEI Group.  As used in this Agreement, the phrase “affiliate” or “affiliated entity” will mean an entity (i) under the majority ownership and control of the Company or any other member of the PEI Group, (ii) that has majority ownership and control of the Company or any other member of the PEI Group or (iii) is under the common majority ownership and control of a person or entity with majority ownership and control of the Company or any other member of the PEI Group.

(d)Termination by Employee.  Employee may terminate Employee’s employment hereunder upon thirty (30) days’ written notice to the Board and the Company.

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

EX-10.4

(e)Notice of Termination.  Except for termination as specified in Section 4(a), any termination of Employee’s employment by the Company or Board or any such termination by Employee shall be communicated by written notice to the other party hereto, specifying the applicable termination provision of this Agreement (a “Notice of Termination”).  The “Date of Termination” shall mean: (i) if Employee’s employment is terminated by death, the date of death; or (ii) the date specified in the applicable Notice of Termination.  Notwithstanding the foregoing, if Employee gives a Notice of Termination to the Company and Board, the Company or Board may unilaterally accelerate the Date of Termination and such acceleration shall not be deemed a termination by the Company or Board for purposes of this Agreement. In addition, if the Company or Board gives a Notice of Termination to the Employee, the Company or Board may unilaterally accelerate the Date of Termination, including, without limitation, having the Date of Termination being effective immediately on delivery of such notice to Employee. In either circumstance, the Severance Amount as defined below in Section 5(b), payable to the Employee will be increased by the amount of Base Salary that would have accrued and been earned over the period accelerated and this accrued amount will be paid with the first installment of the Severance Amount. For example, if the Company elects to accelerate the Date of Termination to be effective immediately upon notice to Employee, the Severance Amount will be increased by an amount equal to thirty days of the Employee’s then current Base Salary and this increased amount will be paid to Employee with the first installment of the Severance Amount.

5.Compensation Upon Termination.

(a)Termination Generally.  If Employee’s employment with the Company is terminated for any reason, Employee (or Employee’s authorized representative or estate) shall, through the Date of Termination, be paid or provided with (i) any earned but unpaid Base Salary, (ii) unpaid expense reimbursements, and (iii) any vested benefits Employee may have under any employee or executive benefit plan of the Company (the “Accrued Obligations”).  The Accrued Obligations shall be paid at the time(s) specified under any applicable employee benefit plan, or, if there is no applicable employee benefit plan, within 30 days after Employee’s Date of Termination.

(b)Termination by the Company or Board Without Cause.  If Employee’s employment is terminated by the Company or Board without Cause as provided in Section 4(c), then Employee shall be paid or provided with the Accrued Obligations through the Date of Termination and, subject to Section 5(c), Employee shall also be paid or provided with the following:

(i)

Severance.  A severance payment (the “Severance Amount”) in the Amount set forth on Schedule A.  Subject to Section 5(c) and Section 6, the Severance Amount shall be paid in equal installments in accordance with the Company’s normal payroll practices over a period set forth on Schedule A (the “Severance Period”); provided that no amount of the severance shall be payable until the revocation period for the Release described in Section 5(c) shall have expired (and Employee shall not have revoked Employee’s agreements in the Release), and any amount that would have been paid to Employee but for this proviso shall be accrued and paid to Employee on the first payroll date immediately following the expiration of such revocation period.

(ii)

Notwithstanding the foregoing, and in addition to any other rights or remedies the Company or other members of the PEI Group may have at law or in equity, if Employee breaches any of the provisions of the Restrictive Covenant Agreement, employee’s right to receive further payments of the Severance Amount shall be terminated.  Severance provided pursuant to this Agreement is in lieu of, and not in addition to, any severance that might be available to Employee by law, contract, policy, or otherwise, all of which are hereby waived by Employee.  If Employee receives any other severance, the Severance Amount shall be reduced by the amount of such other severance.

(iii)	Health Care Continuation. In addition, Employee and Employee’s eligible dependents, if any, shall continue to be covered by the Company’s health plan (the “Health Plan”), as in effect

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

EX-10.4

from time to time, and subject to the rules thereof (including any requirement to make contributions or pay premiums, except that the Company shall continue to contribute or pay the employer’s share of such premiums and Employee shall contribute or pay the employee’s share of such premiums on an after-tax basis) for 12-months from Date of Termination.  If the provision to Employee of the insurance coverage described in this Section would either: (A) violate the terms of the Health Plan (or any related insurance policies), or (B) violate any of the nondiscrimination requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the health insurance coverage, then the Company, in its sole discretion, may elect to pay Employee, in lieu of the health insurance coverage described under this Section 5(b)(iii), a lump-sum cash payment equal to the total monthly premiums (or in the case of a self-funded plan, the cost of COBRA continuation coverage) that would have been paid by the Company for Employee under the Health Plan.

(c)Release.  Any payment that may become due under Section 5(b) shall be subject to Employee signing a general release of claims in favor of the Company and related persons and entities in a form reasonably satisfactory to the Company and substantially on the terms set forth in Schedule B (the “Release”) within the 21-day (or, if required by law, 45-day) period following the Date of Termination and the expiration of the seven-day revocation period for the Release.  In the event Employee fails to sign such Release within the 21-day (or 45-day) period following the Date of Termination or revokes the Release prior to the expiration of the seven-day revocation period for the Release, Employee shall reimburse the Company for any payment made to Employee under Section 5(b) prior to the expiration of such seven-day revocation period for the Release.  In addition, notwithstanding anything else herein to the contrary, Employee’s entitlement to the payments and benefits described in Section 5(b) shall be contingent upon Employee abiding by and not breaching any of the covenants set forth in the Release and in the Restrictive Covenant Agreement.

6.Section 409A.

(a)Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit described in this Agreement would be considered deferred compensation subject to Section 409A(a) of the Code, and to the extent that such payment or benefit is payable upon Employee’s termination of employment or within a certain time following the “Date of Termination,” then such payments or benefits shall be payable only upon Employee’s “separation from service” within the meaning of Section 409A of the Code and the “Date of Termination” shall be the date on which Employee experiences such “separation from service.”  The determination of whether and when a “separation from service” has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A‑1(h).  If this Agreement provides for a payment to be made within a period of time, the date within such period on which such payment shall be made shall be determined by the Company in its sole discretion and, for the avoidance of doubt, the Company will pay the Severance Amount after the 45th day following the Date of Termination.

(b)Notwithstanding anything in this Agreement to the contrary, if at the time of Employee’s “separation from service”, Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then, to the extent any payment or benefit that Employee becomes entitled to under this Agreement on account of Employee’s “separation from service” would be considered deferred compensation subject to Section 409A(a) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after Employee’s “separation from service”, or (B) Employee’s death.

(c)All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by Employee during the time periods set forth in this Agreement.  All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred.  The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

EX-10.4

other taxable year.  Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(d)the Company makes no representation or warranty and shall have no liability to Employee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

7.Restrictive Covenant Agreement.  The Company’s obligations under this Agreement, including the Company’s agreement to provide severance and to allow Employee to participate in the other compensation programs as provided on Schedule A, is conditioned on Employee signing a Restrictive Covenant Agreement in the form of Schedule C (the “Restrictive Covenant Agreement”).  A breach of the Restrictive Covenant Agreement will be deemed a breach of this Agreement and, with respect to Sections 5 and 8, vice versa.

8.Arbitration of Disputes.  Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of Employee’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Chicago, Illinois in accordance with the JAMS Employment Arbitration Rules & Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness, including, but not limited to, the rules and procedures applicable to the selection of arbitrators.  In the event that any person or entity other than Employee or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  This Section 8 shall be specifically enforceable. Notwithstanding the foregoing, this Section 8 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate (including, without limitation, the Company’s enforcement of the Restrictive Covenant Agreement); provided, however, that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 8.  Further notwithstanding the foregoing, this Section 8 shall not limit the Company’s ability to terminate Employee’s employment at any time.

9.Integration.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter, including, but not limited to, any prior Agreement and/or compensation plan to which Employee and the Company or any of its affiliates are parties.

10.Withholding.  All payments made by the Company to Employee under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

11.Enforceability.  If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12.Survival.  The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of Employee’s employment to the extent necessary to effectuate the terms contained herein.

13.Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

EX-10.4

Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

14.Notices.  Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to Employee at the last address Employee has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Chairperson, Board of Directors.

15.Amendment.  This Agreement may be amended or modified only by a written instrument signed by Employee and by a duly authorized representative of the Company (other than Employee).

16.Governing Law / Agreed Venue.  This Agreement is made and entered into in the State of Illinois and in all respects the rights and obligations of the parties will be interpreted, enforced and governed in accordance with the laws of the State of Illinois without regard to the principles of conflict of laws. Any and all lawsuits, legal actions or proceedings against either party arising out of this Agreement will be brought in the Lake County or federal court of competent jurisdiction sitting nearest to Lake County, Illinois, and each party hereby submits to and accepts the exclusive jurisdiction of such court for the purpose of such suit, legal action or proceeding. Each party hereby irrevocably waives any objection it may now have or hereinafter have to this choice of venue of any suit, legal action or proceedings in any such court and further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inappropriate forum. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

PACTIV LLC

By: /s/ JD Bowlin

Name: JD Bowlin
Title:  Chief Human Resources Officer

EMPLOYEE

/s/ Michael J. King

Michael King

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

SCHEDULE A

KEY TERMS OF EMPLOYMENT

1.Position:  Chief Executive Officer of Pactiv LLC and Pactiv Evergreen Inc.. Employee may also be designated to serve as a director, officer, employee or other representative of any other member of the PEI Group.

2.Location:  Lake Forest, Illinois.

3.Other Permitted Business Activities: Ownership interests in Employee’s family owned farms operated through K2 Farms Inc. and Brenton USA, Inc.  Employee may also continue to serve as a director of Graham Packaging Company Inc..

4.Base Salary: $1,200,000

5.Annual Bonus Target:  125% of Base Salary (which will be pro-rated for the period from the Commencement Date through December 31, 2021).

6.Sign-On Bonus: The grant of $2,000,000 of Restricted Stock Units (“RSUs”) of PEI common stock on March 12, 2021 (the “Initial Grant Date”), subject to such terms and conditions as provided in the Pactiv Evergreen Inc. Equity Incentive Plan (the “Plan”) and the applicable award agreement.  The quantity of RSUs granted will be calculated based on the share price of PEI common stock at the close of regular trading on Nasdaq on March 11, 2021. The RSUs will vest and settle ratably on each of the first four anniversaries of the Initial Grant Date. Each RSU will represent a single share of PEI common stock.  By way of clarification, the grants of RSU’s under this Section are in addition to, and are not in lieu of, the grants of RSU’s under the next Section.

7.Long-Term Incentive Target:  Target - 250% of Base Salary (beginning with 2021 grant), payable 50% RSUs and 50% Performance Stock Units (“PSUs”), subject to such terms and conditions as provided in the Plan and the applicable award agreement. Each RSU and PSU will represent a single share of PEI common stock. For 2021, Employee will receive a total long-term incentive grant equal to $3,000,000, which includes:

(i)

a grant of RSUs equal to $1,500,000 of PEI common stock which will vest ratably on each of the first three anniversaries of the Initial Grant Date (each, a “Vesting Date”); provided that Employee does not experience a Termination of Service (as defined in the Plan) at any time prior to the applicable Vesting Date. The quantity of RSUs granted will be calculated based on the share price of PEI common stock at the close of regular trading on Nasdaq on March 11, 2021; and

(ii)

a grant of PSUs with a target value at grant of $1,500,000 which will vest and settle in shares of the PEI common stock at a range from zero percent to 250% percent of target based on the achieved results against the Performance Condition (as defined in the applicable award agreement) during the performance period beginning on January 1, 2021 and ending on December 31, 2021 (the “Performance Period”); provided, however, that no settlement will occur unless both (i) Employee does not experience a Termination of Service at any time prior to December 31, 2023 and (ii) the minimum Performance Condition is satisfied.  The quantity of PSU granted will be calculated based on the share price of PEI common stock at the close of regular trading on Nasdaq on March 11, 2022.

8.Severance Amount/Period:  (i) Base Salary plus (ii) Annual Bonus at Target prorated through Date of Termination, paid in equal installments over 12 months following the Date of Termination, except that if (i) a Sale of Business (as defined below) occurs and (ii) within 12 months following the closing of such Sale

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule A

EX-10.4

of Business either (A) Employee is terminated without Cause, or (B) Employee’s position is materially reduced in remuneration, or scope of duties and Employee terminates Employee’s employment, then the Severance Amount shall be (i) two times Employee’s Base Salary plus (ii) Annual Bonus at Target prorated through Date of Termination, paid in equal installments over 24 months following the Date of Termination.  All other terms of Section 5(b)(i) of the Agreement will apply.  For purposes of this provision a “Sale of Business” shall mean the sale or other disposition of (x) more than 50% of the shares or other equity interests of PEI, or (y) more than 50% of the businesses or assets that, as of the most recent year end, generated more than 50% of PEI’s EBITDA (as determined in good faith by the Board, based on PEI’s regularly prepared financial statements); provided that a disposition as a result of lender foreclosure on assets or pursuant to a bankruptcy or judicially administered reorganization shall not constitute a Sale of Business.  Employee’s position shall not be materially reduced by reason of the Company being smaller or having less operations as a result of the Sale of Business so long as Employee’s duties and responsibilities are generally consistent with Employee’s duties and responsibilities prior to the Sale of Business.

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule A

SCHEDULE B

SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

Date given to Employee: [      ]
Employment Base: State of Illinois

This Separation Agreement and Release of All Claims (“this Agreement") is made and entered into this [                         ], by and between Michael King (“Employee”) and Pactiv LLC (“Company”).

A.The Employee and the Company are parties to an Employment Agreement dated as of March 5, 2021 (the “Employment Agreement”).

B.The Company will provide the severance benefits and entitlements set forth in Section 5(b) of the Employment Agreement in connection with the termination of Employee’s employment without Cause by the Company.

C.Section 5(c) of the Employment Agreement provides that any payment that may become due under Section 5(b) shall be subject to the Employee signing a general release of claims in favor of the Company and related persons and entities in a form reasonably satisfactory to the Company.

D.In consideration of the benefits Company will pay Employee, and the other mutual covenants and agreements contained in this Agreement, Employee and Company agree as follows:

1.Definitions.

Capitalized terms used in this Agreement will have the same meaning as used in the Employment Agreement unless otherwise defined herein.

2.Separation Date.  Employee hereby acknowledges and confirms the termination of Employee’s employment with Company was [                ] (the “Separation Date”).  Employee will be terminated from employment and from any and all offices and positions Employee holds with Company effective on the Separation Date. Employee acknowledges that any employment relationship between Employee and Company (and any of its affiliated entities) will terminate by virtue of this Agreement and that Employee has no future employment relationship with Company or any affiliated entity, unless the subject of a subsequent separate written agreement between the Employee and the applicable affiliated entity.  In consideration of this Agreement, Employee waives any and all employment rights that Employee may now have with Company (and any of its affiliated entities) and agrees not to seek reinstatement and that Company and any affiliated entity shall have no obligation to employ, reemploy, hire, recall, or reinstate Employee in the future. As used in this Agreement, the phrase “affiliate” or “affiliated entity” will mean an entity (i) under the majority ownership and control of the Company or any other member of the PEI Group, (ii) that has majority ownership and control of the Company or any other member of the PEI Group or (iii)  is under the common majority ownership and control of a person or entity with majority ownership and control of the Company or any other member of the PEI Group.

3.Benefits Owed.  In connection with Employee's separation from employment with the Company, Employee understands that Company will pay or provide the compensation or benefits to which Employee is entitled without any requirement that Employee sign this Agreement, that are contemplated by Section 5(a) of the Employment Agreement. These benefits include: (a) any earned but unpaid base salary (b) unpaid expense reimbursements, and (c) any vested benefits Employee may have under any employee or executive benefit plan of the Company (the “Accrued Obligations”).  If Employee's employment is terminated by the Company without Cause, Employee understands that Company will pay or provide the compensation or benefits to which Employee is entitled as contemplated by Section 5(b) of the Employment Agreement.  The Severance Amount will be paid to the Employee in equal installments in accordance with

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule B

EX-10.4

the Company’s normal payroll practices over a period of twelve months following the Date of Termination; provided that the first payment shall be made on the first payroll date after the 55th day following the Separation Date (the “First Payment Date”) and any amount that would have been paid to the Employee but for this proviso will be accrued and paid to the Employee on the First Payment Date.

4.Consideration.  Other than the payment of the Accrued Obligations, any payment that may become due under paragraph 3 above of this Agreement is conditioned upon Employee signing and not revoking this Agreement.

5.Payments.  Employee acknowledges the severance pay and benefits specified in paragraph 3 are in full and complete satisfaction of all of Company’s (and any of its affiliated entities’) obligations under any agreement, arrangement, policy, plan, practice, including, to the extent applicable, the Employment Agreement, and otherwise at law, and that this amount paid is in lieu of any claim for salary, bonus (including any claim for an incentive award for which employee may have been eligible), holiday pay, vacation, vacation pay, severance pay, life insurance, medical coverage, or any claim for payment or benefit not specifically mentioned in this Agreement.  Except for any other obligations expressly set forth in this Agreement, Company (and any of its affiliated entities) will make no further payments to Employee, or make any payments or contributions on behalf of Employee, for salary, insurance, pension or any other compensation or benefits. Notwithstanding the foregoing, nothing in this Agreement affects or limits Company’s or any of its affiliates’ obligations to Employee under any indemnification agreements, by-laws, directors’ and officers’ insurance policies, or any similar agreements or policies related to Employee’s service as an officer, director or employee of Company or any of its affiliates prior to the Separation Date (collectively, the “Indemnification Obligations”).

6.General Release.  EMPLOYEE HEREBY RELEASES, WAIVES, AND FOREVER DISCHARGES COMPANY AND ANY AND ALL PAST OR PRESENT PREDECESSORS, SUCCESSORS, JOINT VENTURERS, SUBSIDIARIES, PARENTS, AND AFFILIATED ENTITIES, AND ANY AND ALL OF THEIR RESPECTIVE PAST OR PRESENT OFFICERS, DIRECTORS, PARTNERS, AGENTS, ATTORNEYS, AND EMPLOYEES (ALL COLLECTIVELY, THE “RELEASED PARTIES”), FROM ANY AND ALL MANNER OF ACTIONS, CAUSES OF ACTIONS, DEMANDS, CLAIMS, AGREEMENTS, PROMISES, DEBTS, LAWSUITS, CONTROVERSIES, COSTS, EXPENSES AND FEES WHATSOEVER, WHETHER ARISING IN CONTRACT, TORT OR ANY OTHER THEORY OF ACTION, WHETHER ARISING IN LAW OR EQUITY, WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, FROM THE BEGINNING OF TIME UP TO THE DATE OF THIS AGREEMENT (INDIVIDUALLY, “CLAIM;” COLLECTIVELY, “CLAIMS”), EXCEPT FOR THOSE OBLIGATIONS CREATED BY OR ARISING OUT OF THIS AGREEMENT AND THOSE OBLIGATIONS SPECIFICALLY EXCLUDED UNDER THIS AGREEMENT.  EMPLOYEE EXPRESSLY WAIVES THE BENEFIT OF ANY STATUTE OR RULE OF LAW WHICH, IF APPLIED TO THIS AGREEMENT, WOULD OTHERWISE PRECLUDE FROM ITS BINDING EFFECT ANY CLAIM AGAINST ANY RELEASED PARTY NOT NOW KNOWN BY EMPLOYEE TO EXIST.  EXCEPT AS NECESSARY FOR EMPLOYEE TO ENFORCE THIS AGREEMENT, THIS AGREEMENT IS INTENDED TO BE A GENERAL RELEASE THAT BARS ALL CLAIMS.  IF EMPLOYEE COMMENCES OR CONTINUES ANY CLAIM IN VIOLATION OF THIS AGREEMENT, THE RELEASED PARTY WILL BE ENTITLED TO ASSERT THIS AGREEMENT AS A BAR TO SUCH ACTION OR PROCEEDING. EMPLOYEE IS NOT, HOWEVER, WAIVING ANY RIGHT OR CLAIM THAT FIRST ARISES AFTER THE DATE THIS AGREEMENT IS EXECUTED.

Without in any way limiting the generality of the foregoing, this Agreement constitutes a full release and disclaimer of any and all Claims arising out of or relating in any way to Employee’s employment, continued employment, retirement, resignation, or termination of employment with Company (and any of its affiliated entities), whether arising under or out of a statute including, but not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C. §1981, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act, the National Labor Relations Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Americans With Disabilities Act, the Illinois Human Rights Act, the Victims’ Economic Security and Safety Act, the

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule B

EX-10.4

Illinois Wage Payment and Collection Act, the Illinois Right to Privacy in the Workplace Act, the Illinois Equal Pay Act of 2003, the Illinois Equal Wage Act, the Illinois Wages for Women and Minors Act, the Illinois Religious Freedom Restoration Act, the Illinois Minimum Wage Law, the Illinois Whistleblower Act, the Illinois WARN Act, and any other federal, state, county, municipal or local statute, ordinance or regulation, all as may be amended from time to time, any collective bargaining agreement, or common law claims or causes of action relating to alleged discrimination, breach of contract or public policy, wrongful or retaliatory discharge, tortious action, inaction, or interference of any sort, defamation, libel, slander, personal or business injury, including attorneys’ fees and costs, all claims for salary, bonus, vacation pay, and reimbursement for expenses.  Employee specifically waives the right to recover in Employee’s own lawsuit as well as the right to recover in a suit brought by any other entity on Employee’s own behalf.

7.Covenant Not to Sue.

a.A “covenant not to sue” is a legal term which means a promise not to file a lawsuit in court.  It is different from the release of claims provided for in paragraph 6 above.  In addition to waiving and releasing the claims provided for in paragraph 6 above, in consideration for the promises set forth in this Agreement, and to the extent permitted by law, Employee covenants that he will not file, commence, institute, or prosecute any lawsuits, class actions, complaints by himself or collectively in any state or federal court, against Company  or any of the Released Parties based on, arising out of, or connected with any of the claims released by Employee under this Agreement.

b. If Employee breaches the covenant contained in paragraph 7(a), payment of severance pay and benefits under paragraph 3 above shall cease, and Company shall have no further obligation at any time to pay severance pay or benefits. In addition, if Employee breaches the covenant contained in paragraph 7(a), Employee agrees that he will indemnify Company and any of the Released Parties for all damages, costs and expenses, including, without limitation, legal fees, incurred by Company or any of the Released Parties in defending, participating in, or investigating any matter or proceeding covered by this paragraph. Alternatively, if Employee breaches the covenant contained in paragraph 7(a), Employee may, at Company’s option, be required to return all but $100 of the severance received by Employee pursuant to this Agreement.

c. Notwithstanding this Covenant Not to Sue, Employee retains the right:  (i) to participate in any proceeding with an appropriate federal, state, or local government agency or court; (ii) to make truthful statements or disclosures regarding alleged unlawful employment practices; (iii) to make truthful statements and testify truthfully in any government agency or court proceeding; and (iv) to file a charge with an appropriate governmental agency. However, under this Covenant Not to Sue, Employee will no longer have a right to recover any money or benefit from Company for any reason whatsoever, including but not limited to recovering any money or benefit in connection with a charge or claim filed by Employee or any other individual(s), in a class or collective action, or by the Equal Employment Opportunity Commission (“EEOC”) or any other federal or state agency.

d.Nothing in paragraph 7 bars Employee from filing suit to enforce this Agreement or the Indemnification Obligations.  Notwithstanding anything in this Agreement or otherwise, it is understood that Employee has the right under federal law to certain protections for communicating directly with and providing information to the Company, Employee’s supervisor(s), the Securities and Exchange Commission (the “SEC”) and/or its Office of the Whistleblower, as well as certain other governmental authorities and self-regulatory organizations. As such, nothing in this Agreement nor otherwise is intended to prohibit Employee from disclosing this Agreement to, or from communicating directly with or providing information to my supervisor(s), the SEC or any other such governmental  authority or self-regulatory organization.  Employee may communicate directly with or provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the SEC or any other such governmental authority or self-regulatory organization without notifying the Company. The Company may not retaliate against Employee for any of these activities, and nothing in this Agreement or otherwise would

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule B

EX-10.4

require Employee to waive any monetary award or other payment that Employee might become entitled to from the Company, the SEC or any other governmental authority.

8.No Assignment of Claims. Employee represents that Employee has neither assigned or transferred nor purported to assign or transfer, to any person or entity, any Claim or any portion thereof or interest therein.

9.Assistance Upon Request.  Employee will provide accurate information or testimony or both in connection with any legal matters as may be reasonably requested by Company, but Employee will not disclose or discuss with anyone who is not directing or assisting in any Company investigation or case, other than Company’s attorney, the fact of or the subject matter of any investigation, except as required by law. Company will reasonably accommodate Employee's schedule so that Employee may assist Company after Employee's Separation Date. Company will reimburse Employee for all reasonable expenses incurred in connection with such accommodation. Employee also will provide all business-related information and reasonable assistance to Company following Employee's Separation Date as reasonably requested by Company.

10.Non-Defamation and Non-Disparagement. Except as provided for in paragraph 7(c) above, Employee will not defame, or make negative or disparaging comments or misrepresentations, publicly (via social media or otherwise) about Company or its products, or any current or former directors, officers, employees, or agents of Company.

11.Confidential Information, Non-Competition and Cooperation.  In addition to all of the covenants contained in this Agreement, Employee acknowledges that Employee will be bound by the covenants set forth in Section 7 of the Employment Agreement and if a court of competent jurisdiction determines that Employee has materially  breached a covenant set forth in Section 7 of the Employment Agreement, payment of severance pay and benefits under paragraph 3 above shall cease, and Company shall have no further obligation at any time to pay severance or benefits and Employee will repay such amounts paid to Employee from the date of the first material breach of any covenant set forth in Section 7 or the Restrictive Covenant Agreement entered into with the Company on March 5, 2021.

12.Company Property and Expenses.  Employee represents that Employee has done or will do by the Separation Date the following (except as the Company may agree otherwise):

a.Returned all Company property (and any of its affiliated entities’ property), including, but not limited to, Confidential Information, keys, office passes, credit cards, computers, computer diskettes, electronic files and documents, however stored, mobile phones, memoranda, manuals, customer and price lists, marketing and sales plans, office equipment, fax machines, mobile telephones, sales records, strategic planning documents, business records and any other materials and information obtained during Employee's employment with Company.

b.Submitted all outstanding expenses and cleared all personal advances and loans. Employee acknowledges that any amounts unaccounted for and due to Company will be deducted from the severance payments provided for in paragraph 3.

13.Non-Admissions.  Employee and Company acknowledge that nothing in this Agreement is meant to suggest or imply that Company has violated any law or contract or otherwise engaged in any wrongdoing of any kind. This Agreement is entered into merely to resolve any differences between the parties amicably and without the necessity or expense of litigation.

14.Confidentiality of Agreement.  Employee will keep the financial terms of this Agreement confidential and not reveal its financial terms to anyone except Employee's immediate family and Employee's attorney(s) or tax advisor(s), if any, with the understanding that all of those individuals will also be bound by the confidentiality obligation contained in this paragraph.

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule B

EX-10.4

15.Employee Preference for Confidentiality.  Employee acknowledges that confidentiality is Employee’s preference; that confidentiality mutually benefits both parties to this Agreement; and that Employee is receiving bargained-for consideration in exchange maintaining confidentiality.

16.Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the respective successors, heirs, assigns, administrators, executors and legal representatives of the parties and other entities described in this Agreement.

17.Consequences of Breach.  The parties acknowledge that actual damages incurred as a result of a breach of this Agreement may be difficult to measure.  Therefore, in addition to any other remedies, equitable relief will be available in the case of a breach of this Agreement. Also in addition to any other remedies, in the event of a material breach of this Agreement by Employee (as determined by a court of competent jurisdiction), including but not limited to Employee’s breach of the provisions contained in paragraphs 10, 11 and 12, Employee shall immediately repay to Company all but $100 of the  actual damages to Company caused by Employee’s material breach and to the extent that this repayment does not cover all of the actual damages suffered by Company less $100 dollars, Company may withhold and retain payments due to Employee under this Agreement the remainder of the actual damages to Company caused by Employee’s breach less $100. Notwithstanding the foregoing, Company shall provide Employee notice and a reasonable opportunity to cure any alleged breach of this Agreement.  Nothing in this provision shall prevent either party from seeking other forms of damages caused by a breach.

18.Employee Representations.  Unless expressly stated herein, Employee is unaware of any actions by Company or any of the Released Parties up through and including the Separation Date that evidence: (i) any inappropriate, discriminatory, unlawful, unethical, or retaliatory conduct of any kind whatsoever against or relating to Employee (“Inappropriate Conduct”), or (ii) any failure of Company to reasonably investigate or respond to any complaint that Employee has made about Inappropriate Conduct. In addition, Employee acknowledges that Employee has not suffered any on-the-job injury for which Employee has not already filed a claim.

19.Severability.  In the event that any condition or provision in any paragraph of this Agreement shall be held by a court of competent jurisdiction from which there is no appeal to be invalid, illegal or contrary to public policy and incapable of being modified, this Agreement shall be construed as though such provision or condition did not appear therein and the remaining provisions of this Agreement shall continue to full force and effect.

20.Governing Law/Agreed Venue.  This Agreement is made and entered into in the State of Illinois and in all respects the rights and obligations of the parties will be interpreted, enforced and governed in accordance with the laws of the State of Illinois without regard to the principles of conflict of laws. Any and all lawsuits, legal actions or proceedings against either party arising out of this Agreement will be brought in the Lake County or federal court of competent jurisdiction sitting nearest to Lake County, Illinois, and each party hereby submits to and accepts the exclusive jurisdiction of such court for the purpose of such suit, legal action or proceeding. Each party hereby irrevocably waives any objection it may now have or hereinafter have to this choice of venue of any suit, legal action or proceedings in any such court and further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inappropriate forum.

21.Duty to Cooperate.  The parties will cooperate fully to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms and intent of this Agreement that are not inconsistent with its terms.

22.Entire Agreement.  This Agreement contains the entire agreement between Employee and Company and it fully supersedes any and all prior agreements and understandings between Employee and any of the Released Parties, except for any earlier restrictive covenant, nondisclosure, noncompetition, or confidentiality agreements, or any combination of these items, and for the Indemnification Obligations, all

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule B

EX-10.4

of which are expressly not superseded but instead remain fully valid. Employee acknowledges that no representations, promises, agreements or inducements (whether written or oral) have been made to Employee which are not stated in this Agreement and that Employee's execution of this Agreement is not based on any representation, promise, agreement or inducement which is not contained in this Agreement. This Agreement will not be modified or altered except by a subsequent written agreement signed by the parties.

23.Revocation.  Employee further understands that for a period of seven (7) days following the execution of this Agreement, Employee may revoke this Agreement by delivering to the Chief Human Resources Officer, 1900 W. Field Court Lake Forest, IL 60045, a written statement indicating that Employee wishes to revoke this Agreement. Employee and Company understand this Agreement will not become enforceable or effective until the revocation period has expired without revocation by Employee and both parties have executed this Agreement. Employee expressly acknowledges and understands that Company will not be obligated to take any of the actions described in this Agreement unless and until this Agreement becomes enforceable and effective. In the event Employee exercises Employee's right to revoke this Agreement, all obligations of Company under this Agreement will immediately cease.

24.Information Concerning the Group Termination Program.  Attached as Exhibit 1 is information concerning:  (a) any class, unit, or group of individuals covered by the group termination program for the TBD Department(s) (“Program”); and (b) the ages and job titles of all eligible employees who were selected or not selected for termination in accordance with the Program.

25.Legal Advice/Time to Consider Agreement. Employee is advised and encouraged by Company to consult with an attorney before signing this Agreement, Employee affirms that Employee has carefully read and fully understands this Agreement, has had sufficient time to consider it, has had an opportunity to ask questions and have it explained, and is entering into this Agreement freely and voluntarily, with an understanding that the general release will have the effect of waiving any action or recovery Employee might pursue for any claims arising on or prior to the date of the execution of this Agreement. This Agreement was given to Employee on TBD. Employee had until TBD, a period in excess of TBD days, to consider it. Employee understands that Employee has seven (7) days from the date of signing the Agreement to revoke the Agreement by delivering written notice of revocation to the Company by email, fax, or overnight delivery before the end of such seven-day period.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date or dates set forth below.

EMPLOYEE:

Date:

EMPLOYER:

By:

Date:

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule B

EX-10.4

Exhibit 1

Decisional Unit

The decisional unit is the  TBD Department(s).

All persons in the  TBD Department(s) are eligible for the Program.

All persons who are being offered consideration under a waiver agreement must sign the agreement and return it [      ], no later  than TBD.  Once the signed waiver is returned to the [                    ], the Employee has seven (7) days to revoke the waiver agreement.

The following is a list of the ages and job titles of persons in the TBD Department who were and were not selected for termination and the offer of consideration for signing a waiver:

Job Title	Age (as of)	No. Selected	No. Not Selected

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule B

Schedule C

Restrictive Covenant Agreement

Restrictive Covenant Agreement dated as of March 5, 2021, between Pactiv LLC (the “Company”) and Michael King (“Employee”). The Company is an indirect subsidiary of Pactiv Evergreen Inc. (“PEI”). PEI and its direct and indirect subsidiaries are referred to in this Agreement at times as the “PEI Group”. The PEI Group are intended third party beneficiaries of the Company under this Agreement with the rights, but not the obligations, of Company as employer. The Board of Directors of PEI (the “Board”) may elect to exercise certain rights on behalf of the Company or any other member of the PEI Group as provided in this Agreement.

Preliminary Statement

A.The Company and Employee have entered into an Employment Agreement of even date herewith.  The execution of this Restrictive Covenant Agreement is a condition to the Company’s obligations under the Employment Agreement.

B.In addition, the Company is providing Employee other consideration for Employee’s execution of this Agreement, as provided in a separate letter of even date herewith.

NOW, THEREFORE, the Company and Employee agree as follows:

Agreement

1.Definitions.  As used in this Agreement:

(a) “Company Product” means any product developed, manufactured, produced or distributed by the Company and all other members of the PEI Group during the 24-month period immediately preceding the termination of Employee’s employment with the Company.  Such a product shall only constitute the Company Product for purposes of this Agreement if, as a result of Employee’s employment with the Company or service to or representation of any other member of the PEI Group, Employee had access to Proprietary Information related to the product or Employee designed, marketed, or interacted with Customers or Prospective Customers regarding the product during the 12-month period immediately preceding the termination of Employee’s employment with the Company.

(b)“Competitive Activity” means the marketing, distribution, promotion, sales, development, delivery, or servicing of any Company Product.

(c)“Competitor Company” means i) those entities listed on Attachment 1 plus (ii) such other entities that the Company reasonably determines are engaged in a Competitive Activity, minus (iii) such entities that the Company reasonably determines are no longer engaged in a Competitive Activity. Company shall notify Employee in writing of any additions to or deletions from Attachment 1.

(d)“Customer” means any business, including without limitation customers or distributors, with whom the Company and any other member of the PEI Group transacted business during the 24-month period immediately preceding the termination of Employee’s employment with the Company.  Such a person or entity shall only constitute a Customer for purposes of this Agreement if, as a result of Employee’s employment with the Company or service to or representation of any other member of the PEI Group, Employee had Material Contact with, or knew Proprietary Information of or about, the Customer during the 24-month period immediately preceding the termination of Employee’s employment with the Company.

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule C

EX-10.4

(e)“Material Contact” means any contact between Employee and any Customer or Prospective Customer:

(1)	with whom or with which Employee dealt on behalf of the Company or any other member of the PEI Group;
(2)	whose dealings with the Company or any other member of the PEI Group were coordinated or supervised by Employee;
(3)

who receives products or services sold or provided by the Company or any other member of the PEI Group, the sale or provision of which results or resulted in compensation, commissions, or earnings for Employee, within the 12-month period preceding the last day of Employee’s employment with the Company; or

(4)	that resulted in Employee obtaining Proprietary Information about a Customer or Prospective Customer.

(f) “Proprietary Information” means confidential or proprietary information or trade secrets of the Company and other members of the PEI Group, or of any customer, supplier or other person who entrust their confidential or proprietary information or trade secrets to the Company or any other member of the PEI Group (each being a “Protected Party”), including, but not limited to, materials and information, whether written, electronic, or otherwise: a) disclosed to Employee or known by Employee as a result of his or her employment with the Company or service to or representative of any other member of the PEI Group, b) which is not generally known, and c) which relates to or concerns a Protected Party’s: innovations; ideas; plans; processes; structures; systems; know-how; algorithms; computer programs; software; code; publications; designs; methods; techniques; drawings; apparatuses; government filings; patents; patent applications; materials; devices; research activities; reports and plans; specifications; promotional methods; financial information; forecasts; sales, profit and loss figures; personal identifying information of employees; marketing and sales methods and strategies; plans and systems; customer protocols and training programs; customer, prospective customer, vendor, licensee and client lists; information about customers, prospective customers, vendors, licensees and clients; information about relationships between a Protected Party or its affiliates and their business partners, acquisition prospects, vendors, suppliers, prospective customers, customers, employees, owners, licensees and clients; information about deals and prospective deals; information about products, including but not limited strengths, weaknesses and vulnerabilities of existing products, as well as product strategies and roadmaps for future products and releases; and information about pricing including but not limited to license types, models, implementation costs, discounts and tolerance for discounts.  Proprietary Information shall also include all information and matters specifically designated as proprietary and/or confidential by a Protected Party or its affiliates or their customers or other business partners. The following information will not be considered Proprietary Information under this Agreement: a) information that has become generally available to the public through no wrongful act of Employee; b) information that Employee identified prior to Employee’s employment with the Company; and c) information that is disclosed to the public pursuant to the binding order of a government agency or court.

(g)“Prospective Customer” means any prospective business, including without limitation prospective customers and prospective distributors, with whom the Company or any other member of the PEI Group was attempting to transact business within the six-month period immediately preceding the termination of Employee’s employment with the Company.  Such a person or entity shall only constitute a Prospective Customer for purposes of this Agreement if, as a result of Employee’s employment with the Company, Employee had Material Contact with, or knew Proprietary Information of or about, the Prospective Customer during the six-month period immediately preceding the termination of Employee’s employment.

2.Legitimate Interest.  Due to the nature of the business of the Company and other members of the PEI Group, certain of the employees of the Company and other members of the PEI Group, including

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule C

EX-10.4

Employee, have access to Proprietary Information.  Likewise, via their employment, certain of the employees of the Company and members of the PEI Group, including Employee, receive specialized training and/or shall be introduced to, given the opportunity to develop personal contacts with, and actually develop an advantageous familiarity as to the Customers and Prospective Customers.  If the confidential or “trade secret” information, specialized training, or contacts and familiarity were made available to the competitors of the Company and other members of the PEI Group or other individuals outside the Company and other members of the PEI Group, or otherwise used against the  interests of the Company and other members of the PEI Group, it would undoubtedly result in a loss of business or competitive position for the Company or other members of the PEI Group and/or harm the  goodwill of the Company or other members of the PEI Group and their investment in developing and maintaining their business relationships.  Employee also agrees he holds a position uniquely essential to the management, organization, and/or service of the Company and other members of the PEI Group and the business of the PEI Group is inherently global in character.

3.Disclosure of Existing Obligations. Except as disclosed in writing on Attachment 2, Employee certifies the following:

(a)Employee is not bound by any written agreement or other obligation that directly or indirectly (i) restricts Employee from using or disclosing any confidential or proprietary information of any person or entity, (ii) restricts Employee from competing with, or soliciting actual or potential customers or business from, any person or entity, (iii) restricts Employee from soliciting any current or former employees of any person or entity, or (iv) limits Employee’s ability to perform any assigned duties for the Company or any other members of the PEI Group.

(b)Employee does not have in Employee’s possession any confidential or proprietary information or documents belonging to others (except as disclosed in Attachment 2), and will not use, disclose to, or induce the Company or any other member of the PEI Group to use any such information or documents. To the extent Employee possesses any confidential information or documents from a former employer or other party, Employee agrees to immediately return any such confidential information or documents to the owner unless Employee has express written authorization to retain it or them or destroy such information or documents.

(c)Employee understands that the Company expects Employee to fulfill any contractual and fiduciary obligations Employee may owe to any former employer or other party, and Employee agrees to do so.  Prior to execution of this Agreement, Employee certifies that Employee tendered to the Company all agreements and understandings described by this Section 3.

4.Work Made for Hire – Assignment of Inventions.

(a)Employee understands and agrees all “Work” (defined to mean all concepts, data, databases, inventions, formulas, discoveries, improvements, trade secrets, original works of authorship, know-how, algorithms, computer programs, software, code, publications, websites, designs, proposals, strategies, processes, methodologies and techniques, and any and all other information, materials and intellectual property, in any medium) that Employee, alone or jointly, creates, conceives, develops, or reduces to practice or causes another to create, conceive, develop, or reduce to practice, shall be a “work made for hire” within the meaning of that term under United States Copyright Act, 17 U.S.C. §§101 et seq.  Employee agrees to promptly disclose to the Company, or any persons designated by it, all Work.  Employee agrees to and hereby assigns and transfers to the Company, effective as of the date of its creation, any and all rights, title and interest Employee may have or may acquire in any Work (including any Work not deemed, for whatever reason, to have been created as a work made for hire), effective as of the date of its creation, including any and all intellectual property rights in the Work, and the right to prosecute and recover damages for all infringements or other violations of the Work.

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule C

EX-10.4

(b)Employee hereby gives the Company and other members of the PEI Group the unrestricted right to use, display, distribute, modify, combine with other information or materials, create derivative works based on, sell, or otherwise exploit for any purpose, the Work and any portion thereof, in any manner and medium throughout the world.  Employee irrevocably waives and assigns to the Company any and all so-called moral rights Employee may have in or with respect to any Work.  Upon the Company’s request, Employee shall promptly execute and deliver to the Company any and all further assignments, patent applications, or such other documents as the Company may deem necessary to effectuate the purposes of this Agreement.  Employee hereby irrevocably designates and appoints the Company and its officers and agents as Employee’s agent and attorney-in-fact, with full powers of substitution, to act for and on Employee’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts as permitted in the preceding paragraph with the same legal effect as if executed by Employee.  The foregoing agency and power shall only be used by the Company if Employee fails to execute within five business days after the Company’s request related to any document or instrument described above.  Employee hereby waives and quitclaims to the Company all claims of any nature which Employee now has or may later obtain for infringement of any intellectual property rights assigned under this Agreement or otherwise to the Company.

(c)Employee has identified on Attachment 3 all inventions or improvements relevant to the subject matter of Employee’s engagement with the Company and other members of the PEI Group that Employee desires to remove from the operation of this Agreement, and Employee’s post-employment restrictions.  If there is no such list on Attachment 3, Employee represents that Employee has made no such inventions and improvements at the time of signing this Agreement.

(d)The provisions of this Agreement requiring the assignment to the Company of Employee’s rights to certain inventions do not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company or other member of the PEI Group was used and which was developed entirely on Employee’s own time, unless (i) the invention relates a) directly to the business of the Company and other members of the PEI Group, or (ii) to the  actual or demonstrably anticipated research or development of the Company or other members of the PEI Group, or (iii) the invention results from any work performed by Employee for the Company or other members of the PEI Group.

5.Restrictive Covenants.

(a)Non-Solicitation of Customers.  Employee agrees that, during Employee’s employment with the Company and for a period of 12 months following the termination of Employee’s employment, Employee shall not, on behalf of any entity or person other than the Company and other members of the PEI Group, directly or indirectly, contact or solicit any Customer, for the purpose of delivering, selling, or otherwise offering a product that is the same or similar to that of the Company Product.

(b)Non-Solicitation of Prospective Customers.  Employee agrees that, during Employee’s employment with the Company and for a period of 12 months following the termination of Employee’s employment, Employee shall not, on behalf of any entity or person other than the Company and other members of the PEI Group, directly or indirectly, contact or solicit any Prospective Customer, for the purpose of delivering, selling, or otherwise offering a product that is the same or similar to that of the Company Product.

(c)Non-Solicitation of Employees.  Employee agrees that, during Employee’s employment with the Company and for a period of 12 months following the termination of Employee’s employment, Employee shall not, directly or indirectly: a) induce or attempt to induce any employee of the Company and of any other member of the PEI Group or of any of their respective affiliates with whom Employee had a working relationship in the 24 months prior to the termination of Employee’s employment to terminate his or her employment with the Company; b) hire or employ, or attempt to hire or employ, any employee of the Company or of any other member of the PEI Group or of any of their respective affiliates with whom

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule C

EX-10.4

Employee had a working relationship in the 24 months prior to the termination of Employee’s employment; or c) assist any other person or entity in doing any of the foregoing.

(d)Limited Non-Competition.  Employee agrees that during Employee’s employment with the Company and for a period of 12 months following the termination of Employee’s employment, Employee shall not, (i) work for any Competitor Company or (ii) anywhere in North America (United States, Mexico or Canada) or in any other country in which a member of the PEI Group manufactures or sells Company Products: x) act in any capacity, whether or not for consideration, for any person or entity that is engaged in a Competitive Activity, or is actively planning to engage in a Competitive Activity with the Company or any other member of the PEI Group, to the extent Employee would inevitably rely upon the Proprietary Information in his work for that person or entity; y) act in the same or substantially similar capacity that Employee acted in for the Company or any other member of the PEI Group, whether or not for consideration, for any person or entity that is engaged in a Competitive Activity, or is actively planning to engage in a Competitive Activity with the Company or any other member of the PEI Group; or z) take, facilitate, or encourage any action the purpose or effect of which is to evade the intent of this subsection.  Notwithstanding the globall nature of the business of the Company and other members of the PEI Group, the extent to which Employee has been (or will be) exposed to Proprietary Information, and the ability of Employee to carry out Employee’s work remotely, regardless of physical location, Employee acknowledges the geographic scope of the post-employment restriction in this Section 5(d) is reasonable and appropriate.

(e)Confidentiality Covenant.  During Employee’s employment with the Company and following the termination of Employee’s employment:

1)

Employee will not disclose or transfer, directly or indirectly, any Proprietary Information to any person or entity other than as authorized by the Company.  Employee understands and agrees that disclosures authorized by the Company or Board for the benefit of the Company and other members of the PEI Group must be made in accordance with the policies and practices of the Company and Board designed to maintain the confidentiality of Proprietary Information, for example providing information after obtaining signed non-disclosure or confidentiality agreements;

2)

Employee will not use, directly or indirectly, any Proprietary Information for the benefit or profit of any person or organization, including Employee, other than the Company and other members of the PEI Group;

3)

Employee will not remove or transfer from any of the s offices or premises any materials or property of the Company or any other member of the PEI Group (including, without limitation, materials and property containing Proprietary Information), except as is strictly necessary in the performance of Employee’s assigned duties as an employee;

4)

Employee will not copy any Proprietary Information except as needed in furtherance of and for use in the business of the Company and other members of the PEI Group.  Employee agrees that copies of Proprietary Information must be treated with the same degree of confidentiality as the original information and are subject to the same restrictions contained in this Agreement;

5)

Employee will promptly upon the Company’s or Board’s request, and in any event promptly upon the termination of Employee’s employment with the Company, return all materials and property removed from or belonging to the Company and other members of the PEI Group and Employee will not retain copies of any of such materials and property;

6)

Employee agrees to take all reasonable steps to preserve the confidential and proprietary nature of Proprietary Information and to prevent the inadvertent or accidental disclosure of Proprietary Information; and

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule C

EX-10.4

7)

Employee will not use or rely on the confidential or proprietary information or trade secrets of a third party in the performance of Employee’s work for the Company and other members of the PEI Group except when obtained through lawful means such as contractual teaming agreements, purchase of copyrights, or other written permission for use of such information.

(f)Scope of Covenants.  The parties desire for the restrictive covenants, including any time period and geographic scope, to be construed as broadly as permitted by applicable law.  It is the parties’ intent, and a critical inducement to the Company entering into this Agreement, to protect and preserve the legitimate interests of the Company and other members of the PEI Group, and thus the parties agree that the time period and the geographic coverage and scope of the post-employment restrictions herein are reasonable and necessary.  However, if a court of competent jurisdiction finds that the time period of any of the foregoing post-employment restrictions is too lengthy, the geographic scope is too broad, or the agreement overreaches in any way, the parties authorize and respectfully ask the court to modify or, if modification is not possible, strike the offending portion, but only that portion, and grant the relief reasonably necessary to protect the  interests of the Company and other members of the PEI Group so as to achieve the original intent of the parties.

(g)Remedies.  Employee agrees that a threatened or existing violation of any of the restrictions contained in this Agreement would cause irreparable injury  to one or more of the Company and other members of the PEI Group for which such person(s) would have any adequate remedy at law and agrees that the Company and other members of the PEI Group will be entitled to obtain injunctive relief prohibiting such violation, in addition to any other rights and remedies available to it at law or in equity.  Employee also agrees that Employee will be liable to the Company and other members of the PEI Group for the attorneys’ fees, expert witness fees, and costs incurred by such persons as a result of: (i) any action by the Company or other members of the PEI Group against Employee to enforce any of the restrictions contained in this Agreement in which the Company or any other member of the PEI Group prevails in any respect, or (ii) any action by Employee against the Company or any other member of the PEI Group challenging the legal enforceability of any such restriction in which Employee does not prevail.  Employee’s obligations under each sub-section of Section 5 of this Agreement are distinct, separable, and independently enforceable.  The real or perceived existence of any claim or cause of action against the Company or any other member of the PEI Group, whether predicated on this Agreement or some other basis, will not alleviate Employee of Employee’s obligations under this Agreement and will not constitute a defense to the enforcement by the Company or other members of the PEI Group of restrictions contained herein.

(h)Alternative Dispute Resolution. Any controversy or claim arising out of or relating to this Restrictive Covenant Agreement or the breach thereof shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS in Chicago, Illinois in accordance with Employment Arbitration Rules & Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness, including, but not limited to, the rules and procedures applicable to the selection of arbitrators.  In the event that any person or entity other than Employee or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  This Section 5(h) shall be specifically enforceable.  Notwithstanding the foregoing, this Section 5(h) shall not preclude the Company from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction with respect to the Company’s enforcement of the Restrictive Covenant Agreement; provided, however, that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 5(h).  Further notwithstanding the foregoing, this Section 5(h) shall not limit the Company’s ability to terminate Employee’s employment at any time.

(i)Tolling of Time Periods.  Employee agrees that in the event Employee violates any subsection of Section 5 of this Agreement as to which there is a specific time period during which Employee is prohibited

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule C

EX-10.4

from certain actions and activities, such violation shall toll the running of such time period from the date of such violation until the date the violation ceases.

(j)Inevitable Use of Proprietary Information.  Employee acknowledges and agrees that, after Employee’s separation of employment, Employee will possess the Proprietary Information which Employee would inevitably use if Employee were to engage in the conduct prohibited by Section 5 (including each of its sub-sections), that such use would be unfair and extremely detrimental to the Company and other members of the PEI Group and, in view of the benefits provided to Employee in this Agreement, that such conduct on his part would be inequitable.  Accordingly, Employee separately and severally agrees for the benefit of the Company and the other members of the PEI Group to be bound by each of the covenants described above.

6.Reasonable Restrictions.  Employee acknowledges that it is necessary and appropriate for the Company and other members of the PEI Group to protect their legitimate business interests by restricting Employee’s ability to engage in certain competitive activities and any violation of such restrictions would result in irreparable injury to the legitimate business interests of the Company and other members of the PEI Group.  The parties agree that the restrictions contained in this Agreement are drafted narrowly to safeguard the legitimate business interests of the Company and other members of the PEI Group while not unreasonably interfering with Employee’s ability to obtain other employment.

7.Entire Agreement. No representation, promise, understanding, or warranty not set forth herein has been made or relied upon by either party in making this Agreement.  No modification, amendment or addition will be valid, unless set forth in writing and signed by the party against whom enforcement of any such modification, amendment or addition is sought.  Notwithstanding, this Agreement supersedes any prior confidentiality agreements or restrictive covenants between the Company and Employee provided however that if a court of competent jurisdiction refuses to enforce this Agreement, then the parties agree that the term of any prior confidentiality or restrictive covenants shall govern.

8.At Will Employment.  Nothing in this Agreement shall be deemed to constitute a contract of employment for any given duration.  The relationship between the Company and Employee shall be employment-at-will and either the Company or Employee may terminate it at any time for any reason without liability.

9.Obligation to Inform others of Post-Employment Restrictions.

(a)In order to protect the rights of the Company and other members of the PEI Group under this Agreement, Employee agrees that:

1)

For a period of 12 months following the termination of Employee’s employment with the Company for any reason, Employee shall provide the Company and Board with complete and accurate information concerning Employee’s plans for employment and shall inform any prospective or subsequent employer of the post-employment restrictions contained in this Agreement or any other policy or agreement between Employee and the Company and any other member of the PEI Group that may be in effect on Employee’s last day of employment.  Employee understands that Employee has a duty to contact the Company and Board if Employee has any questions regarding whether or not conduct by Employee would be restricted by this Agreement;

2)

Employee shall make the terms and conditions of the post-employment restrictions in this Agreement known to any business, entity or persons engaged in activities competitive with the business of the Company and other members of the PEI Group with which Employee becomes associated during Employee’s employment with the Company and in the 12-month period after the termination of Employee’s employment.

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule C

EX-10.4

(b)The Company or Board may, in its sole and absolute discretion, permit Employee to engage in work or activity that would otherwise be restricted by this Agreement, if Employee first provides the Company and Board with written evidence satisfactory to the Company and Board, including assurances from any new employer, that the contribution of Employee’s knowledge to that work or activity will not cause Employee to disclose, base judgment upon, or use Proprietary Information.  Employee shall not engage in such work or activity unless and until Employee receives written consent from the Company and Board.

10.Assignment of Agreement.  The Company may assign this Agreement, its rights, interests and remedies under this Agreement, and its obligations under this Agreement, at any time in the discretion of the Company and without notice to Employee.  The validity of this Agreement will not be affected by the sale (whether via a stock or asset sale), merger, or any other change in ownership of the Company.  Employee understands that Employee’s obligations under this Agreement are personal, and that Employee may not assign this Agreement, or any of Employee’s rights, interests, or obligations under this Agreement.

11.Non-Waiver.  No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder, will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided herein will be cumulative and in addition to any rights or remedies provided by law or equity.

12.Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Illinois without giving effect to any conflict of law principles.

13.Consent to Jurisdiction.  The parties expressly consent to the exclusive jurisdiction of the state or federal courts of Illinois to resolve any and all disputes arising under the post-employment restrictions contained in Section 5 of this Agreement and hereby waive any right that they might have to object to jurisdiction or venue within such court or any defense based on the doctrine of forum non conveniens.

14.Entire Agreement. This is the entire agreement and understanding between Employee and the Company with respect to the matters contained in this Agreement.  This Agreement supersedes any and all prior discussions, communications and agreements  with respect to the subject matter of this Agreement.  Any prior or contemporaneous discussions, communications or agreements about the subject matter of this Agreement have no effect, are not binding on either party and are superseded by this Agreement.

15.Counterparts & Signatures.  This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Facsimile, electronic (PDF, etc.) and other copies or duplicates of this Agreement are valid and enforceable as originals. Similarly, Agreements signed by hand, electronically (DocuSign or similar service), or, on behalf of the Company, by signature stamp, are valid and enforceable as original signatures.

16.Notice of Immunity.  Employee understands that nothing in this Agreement is intended to prohibit Employee from disclosing information, including Proprietary Information, which is permitted to be disclosed by the Federal Defend Trade Secrets Act, which provides that an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret (a) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In addition, Employee understands that if Employee files a lawsuit against the Company for retaliation based on the reporting of a suspected violation of law, Employee may disclose a trade secret to Employee’s attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order.  To the extent Employee suspects a violation of the law, Employee should report their suspicion to an officer of the Company or in accordance with relevant the Company policies.

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule C

EX-10.4

17.Whistleblower Protection. Notwithstanding anything in this Agreement or otherwise, it is understood that Employee has the right under federal law to certain protections for communicating directly with and providing information to the Company, Employee’s supervisor(s), the Securities and Exchange Commission (the “SEC”) and/or its Office of the Whistleblower, as well as certain other governmental authorities and self-regulatory organizations. As such, nothing in this Agreement nor otherwise is intended to prohibit Employee from disclosing this Agreement to, or from communicating directly with or providing information to my supervisor(s), the SEC or any other such governmental  authority or self-regulatory organization. Employee may communicate directly with or provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the SEC or any other such governmental authority or self-regulatory organization without notifying the Company. The Company may not retaliate against Employee for any of these activities, and nothing in this Agreement or otherwise would require Employee to waive any monetary award or other payment that Employee might become entitled to from the Company, the SEC or any other governmental authority.

18.Return of the Property of the Company and Other Members of PEI Group.    At the request of the Company or Board (or, without any request, upon termination of my employment with the Company), Employee will immediately deliver to the Company and other members of the PEI Group (a) all the property of the Company and other members of the PEI Group that is then in Employee’s possession, custody or control, including, without limitation, all keys, access cards, cell phones, tablets, computer hardware including but not limited to any hard drives, external storage devices, diskettes, fobs, laptops, tablets, computers and personal data assistants (and the contents thereof), internet connectivity devices, computer software and programs, data, materials, papers, books, files, documents, records; (b) any and all documents or other items containing, summarizing, or describing any Proprietary Information, including all originals and copies in whatever form; (c) any personal device that Employee synced with or used to access any the systems of the Company and other members of the PEI Group for purpose of inspection and copying; and (d) a list of passwords or codes needed to operate or access any of the items referenced in this Section 18.

19.Promotional Materials.  Employee authorizes and consents to the creation and/or use of Employee’s likeness as well as Employee’s name by the Company and other members of the PEI Group, and persons or organizations authorized by it, without reservation or limitation and without further consideration.  Pursuant to this authorization and consent, the Company and other members of the PEI Group may, for example, use Employee’s likeness on its website, and publish and distribute advertising, sales, or other promotional literature containing a likeness of Employee in the course of performing Employee’s job duties.  Employee also waives any cause of action for personal injury and/or property damage by virtue of the creation and use of such a likeness.  Property rights to any likeness of Employee produced or prepared by the Company and other members of the PEI Group, or any person or organization authorized by it, shall vest in and remain with the Company and other members of the PEI Group as applicable.  As used herein, “likeness” shall include a photograph, photographic reproduction, audio transmission, audio recording, video transmission and/or video recording, as well as any other similar medium.

20.Fair Meaning.  The language of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any party.

21.Additional Consideration.  Employee understands that the Company’s obligations under the Employment Agreement, as well as the provision of the additional consideration identified in the Preliminary Statement, are conditioned upon Employee signing this Agreement.  Further, as a result of Employee’s employment, Employee shall be (or has been) given access to Proprietary Information, provision of confidential information, opportunities for advancement, and opportunities to participate in confidential meetings and specialized training, which shall constitute independent consideration for the post-employment restrictions contained in this Agreement and would not be (or would not have been) given to Employee without Employee’s agreement to abide

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule C

EX-10.4

by the terms and conditions of this Agreement, including without limitation the ancillary obligations of confidentiality and non-disclosure.

By initialing below, Employee specifically acknowledges that Employee has read, understands and agrees to Section 21.

___MJK______
Employee initials

By executing this Agreement below, the parties confirm they have read, understood, and voluntarily agreed to be bound by the entire Agreement.

PACTIV LLC

By: /s/ JD Bowlin

Name: JD Bowlin
Title:  Chief Human Resources Officer

EMPLOYEE

/s/ Michael J. King

Michael King

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule C

EX-10.4

Attachment 1

Non-Exclusive List of Competitor Companies

•	Anchor
•	Berry Plastics
•	Cascade
•	CKF
•	Cool-Pak
•	D&W Fine Pak
•	Dart Container Corporation
•	Direct Pack
•	Dolco
•	Dyne-a-Pak
•	Elopak
•	Fabri-Kal
•	Genpak
•	Georgia Pacific
•	Grupo Convernex
•	Hartmann
•	Huhtamaki
•	Inline Plastics
•	International Paper/IP Foodservice
•	LBP
•	Peninsula Packaging
•	Sabert
•	Sealed Air
•	Seda
•	Solo Cup Company
•	Tetra Pak
•	The Waddington Group

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule C

EX-10.4

Attachment 2

List of Confidential or Proprietary Information Belonging to Others

None.

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule C

EX-10.4

Attachment 3

List of Prior Inventions or Improvements

None.

Employment Agreement Dated March 5, 2021

Between Pactiv LLC and Michael King

Schedule C